UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2013

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 3, 2013, Hillenbrand, Inc. (the “Company”) and certain of its subsidiaries entered into a Syndicated L/G Facility Agreement (the “Facility Agreement”) with Commerzbank Aktiengesellschaft (the “Bank”), as arranger and lender, and various other lenders named therein.  The Facility Agreement permits the Company and certain of its foreign subsidiaries including Coperion GmbH (collectively, the “Participants”) to request that one or more of the lenders issue, on the Participants’ behalf, up to an aggregate of €150 million in unsecured letters of credit, bank guarantees or other surety bonds (collectively, the “Guarantees”), which are routinely required by customers in the process equipment industry.  The Guarantees may be issued in euros or certain other agreed upon currencies.  Certain sublimits apply based on the specific lender and currency.

The Guarantees carry an annual fee that varies based on the Company’s leverage ratio.  The Facility Agreement also provides for a leverage-based commitment fee assessed on the undrawn portion of the facility.  The Facility Agreement matures in June of 2017, but can be extended or terminated early under certain conditions as described in the Facility Agreement.  The Facility Agreement contains representations, warranties and covenants that are customary for agreements of this type, and also contains certain customary events of default.  The Participants’ obligations under the Facility Agreement are guaranteed by the Company and certain of its domestic subsidiaries named therein.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.   The Facility Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about the Company or any other party. The representations, warranties and covenants contained in the Facility Agreement were made solely for the purposes of the Facility Agreement and the benefit of the parties to the Facility Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Facility Agreement. In addition, the representations and warranties contained in the Purchase Agreement (i) are qualified by information exchanged in certain disclosure schedules, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Facility Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Certain of the lenders party to the Facility Agreement and their respective affiliates have performed, or may in the future perform, various commercial banking, investment banking and other financial and other advisory services for the Company and its subsidiaries for which they receive customary fees and expenses. The Bank, through its New York and Cayman Island branches, is party to and a lender under the Company’s Amended and Restated Credit Agreement, dated as of November 19, 2012 (as further amended, the “Credit Agreement”), among the Company and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, the Bank, and various other agents and lenders named therein.  The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which was filed with the Company’s Current Report on Form 8-K filed on November 21, 2012, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Syndicated L/G Facility Agreement dated as of June 3, 2013, among Hillenbrand, Inc. and certain of its subsidiaries named therein and Commerzbank Aktiengesellschaft, as arranger and lender, and various other lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: June 4, 2013	BY:	/S/ Cynthia L. Lucchese
Cynthia L. Lucchese
Senior Vice President and
Chief Financial Officer

DATE: June 4, 2013	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Syndicated L/G Facility Agreement dated as of June 3, 2013, among Hillenbrand, Inc. and certain of its subsidiaries named therein and Commerzbank Aktiengesellschaft, as arranger and lender, and various other lenders named therein